Exhibit 99.1

Company Contact:

Jill Gilmer

Zep Inc.

404-605-8614

Zep Inc. Completes Merger with Amrep, Inc., a Leading Chemical

Supplier to the Automotive Aftermarket, and Other Maintenance

Markets

•	Complementary Product Lines and Diverse End-Market Exposure are Expected to Drive Combined Company Growth
•	Zep Inc. Expects Acquisition to Provide Approximately $100 million in Annualized Revenue and Anticipates Acquisition will be Earnings Accretive within First Year

Atlanta, GA., January 5, 2010 – Zep Inc. (NYSE:ZEP), a leading producer of specialty chemical products for industrial, institutional, and retail companies, today announced that they have acquired Atlanta-based Amrep, Inc. – a leader in maintenance chemicals for the automotive aftermarket as well as the janitorial market sold through distributors – for a cash purchase price of approximately $64.4 million, subject to post-closing working capital adjustments. The acquisition of Amrep is an important strategic step in Zep Inc.’s efforts to utilize distribution to expand its presence in a number of end markets while minimizing channel conflict through the manufacture of both private branded products and national brands. As a result of this transaction, Zep Inc.’s product and brand portfolio will now include Misty®, Next DimensionTM, i-Chem® and other Amrep proprietary brands. Operating as one of Zep Inc.’s decentralized divisions, management believes that the addition of Amrep will complement the Company’s existing capabilities while also creating a number of synergistic opportunities.

Amrep provides immediate new avenues into the Industrial and Institutional distribution channel, a $7.3 billion U.S. market that has not historically been a focus for Zep. Amrep’s Automotive Aftermarket Group provides Zep Inc. significant opportunities to accelerate its entry into this market with the addition of many of the Company’s proprietary product formulas to the Amrep product line. This acquisition also allows Zep Inc. to enter the U.S.-based Asian OEM market, which represents an entirely new and potentially significant growth opportunity. Management expects the combination of Amrep’s aerosol manufacturing and the Company’s liquids and powders manufacturing to result in growth of private label product sales to distributors, retailers, and other chemical manufacturers. Further, management believes noteworthy cost synergies are expected to benefit each organization. Upon the closing of this transaction, Amrep became a wholly-owned subsidiary of Zep Inc., and, in accordance with our decentralized operating structure, Amrep will maintain its commercial organizations, brands, and go-to-market strategies.

“I am extremely pleased to welcome Amrep, Inc. to the Zep Inc. family,” commented John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “Amrep has a strong and well-known reputation along with a solid customer base that we believe will seamlessly complement Zep Inc.’s current operations. There are meaningful synergies that, when achieved with prompt discipline, should add significant value to the combined organization. We look forward to partnering with Amrep to optimize potential synergies and efficiencies we believe exist within the overall supply chain, including the sourcing of raw materials, manufacturing and logistics. The combination of Zep Inc.’s existing product offering with Amrep’s existing customer base and chemical formulations broadens our product line of best-in-class solutions and significantly increases our access to market.” Mr. Morgan also noted each organization has a growing line of environmentally-friendly products that should continue to experience above-average growth provided favorable industry trends continue.

Joe Seladi, President of Amrep, added, “We are quite pleased to become a part of Zep Inc. We believe Zep’s capabilities and reputation will provide for the continued growth of Amrep’s brands. I expect our customers, many of which represent the best brands in the world, will regard this as a positive move, as they should see only improved products and service moving forward.”

Amrep will operate as Zep Inc.’s ninth division, with Mr. Seladi reporting to Mr. Morgan, and will maintain its current headquarters in Marietta, GA.

Further details of the acquisition will be discussed during Zep Inc.’s First Quarter Fiscal 2010 earnings call that will be conducted at 9:00AM ET on Wednesday, January 6, 2010. The call will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at (913) 905-1085, access code: 8347038. A replay of the call will be posted to the website within two hours of completion of the conference call.

BB&T Capital Markets served as the exclusive financial advisor to Zep Inc. in the transaction. Hunton & Williams, LLP served as the legal advisor to Zep Inc. in this transaction.

About Zep Inc.

Zep Inc., with fiscal year 2009 net sales of over $500 million, is a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products. The Company markets these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional, Enforcer®, National Chemical®, and Selig™, some of which have been in existence for more than 100 years. Zep is headquartered in Atlanta, Georgia. Visit the Company’s website at www.zepinc.com.

About Amrep, Inc.

Amrep, now a wholly owned subsidiary of Zep Inc., is a specialty chemical formulator and manufacturer of high performance products and professional grade chemical products for the Automotive, Fleet Maintenance, Industrial/MRO Supply, Institutional Supply, and Motorcycle

markets under the Misty®, Next DimensionTM, Petro®, i-Chem® and a number of private labeled brands.

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This release contains, and other written or oral statements made by or on behalf of us may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we, or the executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to statements relating to Zep Inc.’s and Amrep, Inc.’s combined or separate future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or results of the Company or Amrep, Inc.

Examples of forward-looking statements in this press release include but are not limited to: statements regarding expectations that this transaction will be accretive to Zep Inc.’s consolidated earnings within one year; statements regarding any anticipated annualized revenue this transaction may provide to Zep Inc.; statements regarding the combination of Zep Inc.’s and Amrep, Inc.’s existing product lines and manufacturing capabilities; statements regarding synergies stemming from the transaction, the value of such synergies, and statements concerning how this transaction may be perceived by Amrep’s customers.

The Company’s forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from its historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•	customer and supplier relationships and prices;
•	competition;
•	ability to realize anticipated benefits from strategic planning initiatives and timing of benefits;
•	market demand;
•	litigation and other contingent liabilities, such as environmental matters;
•	general market and economic conditions; and
•	ability to successfully integrate the Amrep business division into Zep Inc.’s operations.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2009, which is incorporated herein by reference, as updated and supplemented from time to time in our periodic reports filed with the Securities and Exchange Commission.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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